Filed pursuant to Rule 424(b)(3)
Registration No. 333-269752

PROSPECTUS

Navitas Semiconductor Corporation

4,204,242 Shares
Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 4,204,242 shares of our Class A Common Stock, par value $0.0001 per share (our “common stock”). The shares were issued to the selling stockholder in consideration for the purchase of the selling stockholder’s minority interest in a joint venture in which our wholly owned subsidiary was the majority investor. See “Selling Stockholder” for additional information.
We will not receive any of the proceeds from the sale of the shares by the selling stockholder.
You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.
The selling stockholder, or their assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions on the Nasdaq Stock Market LLC (“Nasdaq”) or any other stock exchange, market or trading facility on which shares of our common stock are traded, or in private transactions, at fixed or negotiated prices. Beginning August 14, 2023, the selling stockholder may also sell the shares pursuant to, and subject to the conditions of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or any other available exemption from registration under the Securities Act rather than under this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of shares offered hereby, and all selling and other expenses incurred by the selling stockholder in connection with such sales. We will bear all costs, expenses and fees in connection with the registration of the shares offered under this prospectus. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 9 of this prospectus.
Our common stock is listed on Nasdaq under the trading symbol “NVTS.” On April 27, 2023, the last reported sale price of our common stock on Nasdaq was $5.28 per share.
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2023

PROSPECTUS TABLE OF CONTENTS
(i)

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may use the shelf registration statement to sell the shares of common stock registered hereunder, from time to time through any of the means described in the section entitled “Plan of Distribution.”
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in a prospectus supplement modifies or supersedes the statement in this prospectus. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for information on how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement that includes this prospectus, and you may obtain copies of those documents as described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
(ii)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.
(iii)

THE COMPANY
This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently-filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.
See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
We have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our operating subsidiaries. We presently intend to retain all earnings to fund our operations and business expansion.
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934. As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosures of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies.

SUMMARY OF OFFERING

Issuer	Navitas Semiconductor Corporation

Common Stock Offered by the Selling Stockholder
Up to 4,204,242 shares of common stock, which were issued to the selling stockholder in a private placement in consideration for its remaining minority interest in a joint venture. See “Selling Stockholder.”

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock offered under this prospectus by the selling stockholder.

Plan of Distribution
The selling stockholder, or its assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions or in private transactions, at fixed or negotiated prices. The selling stockholder may sell all, some or none of its shares of common stock in this offering. Beginning August 14, 2023, the selling stockholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. See “Plan of Distribution.”

Risk Factors
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

Trading Symbol	Our common stock is listed on Nasdaq under the symbol “NVTS.”

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10‑K or any Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” to learn how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any proceeds from the sale of these shares of common stock.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Certificate of Incorporation (which we refer to simply as our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). This summary is not complete, is qualified in its entirety by reference to our certificate of incorporation and our bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our certificate of incorporation and our bylaws and the relevant provisions of the DGCL before you invest in our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”), including (i) 740,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (“Class B Common Stock”); and (b) 1,000,000 shares of Preferred Stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting rights. Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by the certificate of incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights. Subject to any other provisions of our certificate of incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.
Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the company available for distribution.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. Our board is not currently contemplating and does not anticipate declaring any dividends on our capital stock for the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.
Annual Stockholders’ Meetings
Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our certificate of incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of incorporation provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.
Special Meetings

Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our bylaws also provide that unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Transfer Agent

The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”.

SELLING STOCKHOLDER
The shares offered under this prospectus are being offered by Halo Microelectronics International Corporation, a Delaware corporation, with offices in Campbell, California, which we refer to as the “selling stockholder.” We issued the shares to the selling stockholder in consideration for the purchase of the selling stockholder’s minority interest in a joint venture to develop application-specific silicon controllers designed to work in combination with our gallium nitride (GaN) integrated circuits, and certain other agreements of the selling stockholder in connection with such purchase. The selling stockholder is an indirect wholly owned subsidiary of Halo Microelectronics Co., Ltd., a Chinese public company and developer of analog and mixed-signal power management integrated circuits. The shares were issued to the selling stockholder in a private placement not registered under the Securities Act, in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act. The joint venture and purchase of the selling stockholder’s minority interest are further described in our current report on Form 8-K, filed with the SEC on January 20, 2023. In connection with the transaction, we agreed to register the reoffer and resale of the shares by the selling stockholder by filing the registration statement that includes this prospectus. We also agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have agreed to use our best efforts to cause the registration statement that includes this prospectus to become effective as soon as reasonably practicable following its filing with the SEC, and to keep the registration statement effective and usable until the date that is the earliest of (i) the one-year anniversary of the effective date of the registration statement, (ii) the date as of which the selling stockholder may sell all of the shares under Rule 144 under the Securities Act or (iii) the date on which the selling stockholder shall have sold all of the shares. Other than in connection with the joint venture with the selling stockholder as described above, the selling stockholder has not had any material relationship with us within the past three years.
The table below provides information about the selling stockholder, the number of shares owned by the selling stockholder before the offering, the number of shares offered by the selling stockholder under this prospectus, and the number of shares held after the offering, assuming all shares are sold in the offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering*
Halo Microelectronics International Corporation 695 Campbell Technology Parkway, Suite 200 Campbell, CA 95008	4,204,242	4,204,242	0
____________
*      Assumes all shares are sold in this offering. The selling stockholder may sell all, some or none of its shares of common stock in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION
The selling stockholder, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge or other transfer, may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
Beginning August 14, 2023, the selling stockholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available and subject to the conditions and limitations thereof, rather than under this prospectus.

LEGAL MATTERS
The validity of the shares offered under this prospectus has been passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.

EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (the “Company”) as of and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10‑K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023 and as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our current report on Form 8-K, filed with the SEC on January 20, 2023, and our amended current report on Form 8-K/A, filed with the SEC on April 14, 2023; and
•the description of our Class A Common Stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. Also, all documents we file with the SEC pursuant to the Exchange Act after the date of filing the initial registration statement that includes this prospectus and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the shares offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Navitas Semiconductor Corporation

4,204,242 Shares
Class A Common Stock

PROSPECTUS

April 28, 2023

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted.